UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

iRobot Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 14, 2016, iRobot Corporation (the “Company”) delivered the letter below to its employees regarding the Company’s 2016 Annual Meeting of Stockholders and the proxy contest initiated by Red Mountain Capital.

iRoboteers,

This morning, we issued another press release about our latest letter to shareholders in connection with the 2016 Annual Meeting. The letter seeks to set the record straight about Red Mountain Capital, explaining why Red Mountain Capital is not suited to serve on your Board and why shareholders should support the iRobot nominees – Mohamad Ali and Michael Bell. We encourage you to read the letter by accessing this link.

For all our employee shareholders, we want to remind you that regardless of the number of shares you own, it is important that you vote to support our Board’s nominees on the WHITE proxy card. If you have not yet voted, please vote today!

As always, thanks to all for your ongoing focus and continued commitment to iRobot.

-Colin

Important Stockholder Information

iRobot Corporation (“iRobot”, or the “Company”) will hold its 2016 Annual Meeting of stockholders on May 25, 2016. The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its stockholders a definitive proxy statement and form of WHITE proxy card in connection with the 2016 Annual Meeting. The definitive proxy statement contains important information about the Company, the 2016 Annual Meeting and related matters.

COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the matters to be considered at the 2016 Annual Meeting. Information regarding the Company’s directors and executive officers is contained in the Company’s annual report on Form 10-K filed with the SEC on February 19, 2016, and definitive proxy statement filed with the SEC on March 29, 2016.

The proxy statement and other relevant solicitation materials (when they become available), and any and all documents filed by the Company with the SEC, may be obtained by investors and security holders free of charge at the SEC’s web site at www.sec.gov. In addition, the Company’s filings with the SEC, including the proxy statement and other relevant solicitation materials (when they become available), may be obtained, without charge, from the Company by directing a request to the Company at 8 Crosby Drive, Bedford, MA 01730, Attention: Investor Relations. Such materials are also available at www.irobot.com.

Forward-Looking Statements

Certain statements made in this communication that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. This communication contains express or implied forward-looking statements relating to, among other things, iRobot’s expectations regarding future financial performance, future operating performance and growth, our strategic actions to continue revenue growth, demand for our robots, strategic investments to diversify Home revenue, the impact of the divestiture of our Defense & Security business, the impact of our strategic actions to enhance stockholder value, and anticipated revenue. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, our ability to enhance stockholder value through our strategic actions, including the sale of our Defense & Security business, general economic conditions, market acceptance of our products, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot undertakes no obligation to update or revise the information contained in this communication, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot, see the disclosure contained in our public filings with the SEC.